Exhibit 99.1

We have revised certain Withdrawn Assets adjustments in our Unaudited Pro Forma Condensed Consolidated Balance Sheets as of October 8, 2006 to correct a mathematical error. The correction resulted in a decrease of our pro forma Other Assets of approximately $9.2 million, an increase of our pro forma estimated goodwill of approximately $9.2 million, and corresponding changes to retained earnings. The explanatory footnotes have also been revised. The Unaudited Pro Forma Condensed Consolidated Financial Data section from the Offering Circular dated January 12, 2007, as supplemented by the Supplement dated January 17, 2007, revised to reflect the correction, is attached hereto as Annex A.

Annex A

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma condensed consolidated financial data of Sbarro are presented to show how Sbarro might have looked if the Transactions had occurred on the dates and for the periods indicated below. We derived the following unaudited pro forma condensed consolidated balance sheet as of October 8, 2006 and the unaudited pro forma condensed consolidated statements of operations for the year ended January 1, 2006 and the forty weeks ended October 9, 2005 and October 8, 2006 by applying pro forma adjustments to our historical consolidated financial statements included elsewhere in this offering circular. The unaudited pro forma condensed consolidated balance sheet as of October 8, 2006 gives effect to the Transactions as if they had occurred on October 8, 2006. The unaudited pro forma condensed consolidated statements of operations for the year ended January 1, 2006 and the forty weeks ended October 9, 2005 give effect to the Transactions as if they had occurred on January 3, 2005. The pro forma condensed consolidated statements of operations for the forty weeks ended October 8, 2006 give effect to the Transactions as if they had occurred on January 2, 2006.

The term “Withdrawn Assets” refers to the following assets and related costs that are being transferred by the Company to the Sellers in connection with the Merger:

•	the interests in 401 Broadhollow Realty Corp. and 401 Broadhollow Fitness Center Corp., which own the corporate headquarters of the Company, the fitness center and the assets of the Sbarro Café located at the corporate headquarters;

•	a parcel of undeveloped real property located in East Northport, New York;

•	the interests in Boulder Creek Ventures LLC and Boulder Creek Holdings, LLC, which own a 40% interest in a joint venture that operates 15 steakhouses under “Boulder Creek” and other names; and

•	the interest in Two Mex-SS, LLC, which owns a 50% interest in a joint venture that operates two tex-mex restaurants under the “Baja Grill” name; and

•	the elimination of certain costs and expenses related to the offices of Mario Sbarro, Joseph Sbarro and Anthony Sbarro including salaries, bonus, benefits, payroll taxes and travel and entertainment.

The term “Financing Transactions” means, collectively, our:

•	entry into the Senior Credit Facilities;

•	issuance of $150.0 million in aggregate principal amount of notes offered hereby;

•	repurchase of all of our outstanding 11% Notes; and

•	payment of all related fees and expenses.

The Financing Transactions together with the Acquisition are referred to herein as the “Transactions.”

The pro forma adjustments related to the Transactions are preliminary and based on information obtained to date and are subject to revision as additional information becomes available. The pro forma adjustments described in the accompanying notes will be made as of the closing date of the Transactions but the actual adjustments may materially differ from those reflected in these unaudited pro forma condensed consolidated financial data.

The unaudited pro forma condensed consolidated financial data should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to indicate consolidated balance sheet data or statement of operations data or other financial data as of any future date or for any future period. The unaudited pro forma condensed consolidated financial data should be read in conjunction with the information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes appearing elsewhere in this offering circular.

The Acquisition will be accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations, pursuant to which the total purchase price of the Acquisition, including related fees and expenses, will be allocated to our net assets based upon our estimates of fair value. The unaudited pro forma condensed consolidated financial data have been prepared based on our preliminary estimates of fair value of our net assets using information available as of the date of this offering circular, which are subject to change. The final allocation of the total purchase price to our net assets will be made after the closing of the Acquisition based on a formal valuation of the fair value of our net assets and the resolution of any pre-closing or post-closing purchase price adjustments pursuant to the Merger Agreement. Consequently, the final calculation of the purchase price and the final allocation could vary from the purchase price and allocation presented herein, and the variations could be material.

SBARRO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF OCTOBER 8, 2006

(In thousands)

	Historical	Withdrawn Assets Adjustments(1)		Excluding Withdrawn Assets	Transactions Adjustments(2)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$59,878	$560	(a)	$59,318	$300,000	(a)	$11,000
					133,000	(a)
					(16,000	)(a)
					5,684	(b)
					(255,000	)(c)
					(4,674	)(c)
					(165,181	)(d)
					(5,236	)(e)
					(40,911	)(e)
Receivables, net of allowance for doubtful accounts of $433
Franchise	2,297	—		2,297	—		2,297
Other	4,883	15	(a)	4,868	—		4,868

	7,180	15		7,165	—		7,165
Inventories	2,880			2,880			2,880
Prepaid expenses	9,466	44	(a)	9,422			9,422
Deferred income tax benefit, net	—	—		—	3,494	(f)	3,494

Total current assets	79,404	619		78,785	(44,824)		33,961
Property and equipment, net	78,018	18,181	(a),(b)	59,837	—	(s)	59,837

Intangible assets:
Trademarks	195,916	—		195,916	104,084	(g)	300,000
Franchise Agreements	—	—		—	30,000	(j)	30,000
Goodwill	9,204	—		9,204	33,000	(a)	194,537	(3)
					4,400	(a)
					14,092	(l)
					(81	)(l)
					157,326	(d)
					129,756	(f)
					(104,084	)(g)
					(9,872	)(h)
					(9,204	)(i)
					(30,000	)(j)
Deferred financing costs, net	2,839	128	(a)	2,711	11,600	(a)	11,600
					6,501	(k)
					(9,212	)(k)
Loans receivable from shareholders	5,587	—		5,587	(5,530	)(b)	57
Other assets	7,427	4,655	(a),(c)	2,772	(154	)(b)	2,618

Total assets	$378,395	$23,583		$354,812	$277,798		$632,610

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

SBARRO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF OCTOBER 8, 2006

(In thousands)

	Historical	Withdrawn Assets Adjustments(1)		Excluding Withdrawn Assets	Transactions Adjustments(2)		Pro Forma
Liabilities & Shareholder’s Equity
Current liabilities:
Accounts payable	$5,907	$76	(a)	$5,831	$—		$5,831
Accrued expenses	24,590	(351	)(a),(d)	24,941	(1,325	)(r)	23,616
Accrued interest payable	1,768	—		1,768	—		1,768
Insurance premium financing	2,145	—		2,145	—		2,145
Current portion of mortgage payable	198	198	(a)	—	—		—

Total current liabilities	34,608	(77)		34,685	(1,325)		33,360
Deferred rent	8,904	(968	)(a)	9,872	(9,872	)(h)	—
Long-term debt, net of original issue discount	268,658	14,780	(a)	253,878	150,000	(a)	300,000
					150,000	(a)
					(255,000	)(c)
					1,122	(k)
Deferred income tax liability, net	—	—		—	133,250	(f)	133,250
Shareholder’s equity:
Preferred stock	—	—		—	33,000	(a)	33,000
Common stock	71	—		71	(71	)(l)	133,000
					133,000	(a)
Additional paid-in capital	10	—		10	(10	)(l)	—
Retained earnings	66,144	9,848	(a),(b),(c),(d)	56,296	(4,674	)(c)	—
					(7,855	)(d)
					(5,236	)(e)
					(40,911	)(e)
					(9,204	)(i)
					(3,833	)(k)
					14,092	(l)
					1,325	(r)

Total shareholder’s equity	66,225	9,848		56,377	109,623		166,000

Total liabilities and shareholder’s equity	$378,395	$23,583		$354,812	$277,798		$632,610

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

SBARRO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JANUARY 1, 2006

(In thousands)

	Historical	Withdrawn Assets Adjustments(1)		Excluding Withdrawn Assets	Transactions Adjustments(2)		Pro Forma
Revenues:
Restaurant sales	$329,187	$273	(e)	$328,914	$—		$328,914
Franchise related income	12,410	—		12,410	—		12,410
Real estate and other	7,097	2,546	(f)	4,551	—		4,551

Total revenues	348,694	2,819		345,875			345,875

Costs and expenses:
Cost of food and paper products	66,519	122	(e)	66,397	—		66,397
Payroll and other employee benefits	89,351	246	(e)	89,105	—		89,105
Other operating costs	115,209	42	(e)	115,167	—		115,167
Depreciation and amortization	16,635	603	(e),(f)	16,032	1,500	(m)	17,532
General and administrative	27,438	3,990	(f),(g)	23,448	1,000	(n)	24,448
Asset impairment, restaurant closings and loss on sale of other concepts restaurant	859	—		859	—		859

Total costs and expenses	316,011	5,003		311,008	2,500		313,508

Operating income	32,683	(2,184)		34,867	(2,500)		32,367

Other (expense) income:
Interest expense	(30,680)	(1,318	)(f)	(29,362)	(1,287	)(o),(p)	(30,649)
Interest income	1,277	—		1,277	—		1,277
Equity in net income (loss) of unconsolidated affiliates	(236)	(236	)(c),(d)	—	—		—

Net other expense	(29,639)	(1,554)		(28,085)	(1,287)		(29,372)

Income (loss) before income taxes	3,044	(3,738)		6,782	(3,787)		2,995
Income taxes	1,693	—		1,693	176	(q)	1,869

Net income (loss)	$1,351	$(3,738)		$5,089	$(3,963)		$1,126

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

SBARRO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FORTY WEEKS ENDED OCTOBER 9, 2005

(In thousands)

	Historical	Withdrawn Assets Adjustments(1)		Excluding Withdrawn Assets	Transactions Adjustments(2)		Pro Forma
Revenues:
Restaurant sales	$236,318	$216	(e)	$236,102	$—		$236,102
Franchise related income	9,285	—		9,285	—		9,285
Real estate and other	4,884	2,192	(f)	2,692	—		2,692

Total revenues	250,487	2,408		248,079	—		248,079

Costs and expenses:
Cost of food and paper products	49,026	84	(e)	48,942	—		48,942
Payroll and other employee benefits	66,198	184	(e)	66,014	—		66,014
Other operating costs	88,133	35	(e)	88,098	—		88,098
Depreciation and amortization	12,239	462	(e),(f)	11,777	1,000	(m)	12,777
General and administrative	19,867	2,552	(f),(g)	17,315	769	(n)	18,084
Asset impairment, restaurant closings/remodels and loss on sale of other concepts restaurant	300	—		300	—		300

Total costs and expenses	235,763	3,317		232,446	1,769		234,215

Operating income	14,724	(909)		15,633	(1,769)		13,864

Other (expense) income:
Interest expense	(23,679)	(1,097	)(f)	(22,582)	(959	)(o),(p)	(23,541)
Interest income	869	—		869	—		869
Equity in net income (loss) of unconsolidated affiliates	(254)	(254	)(c),(d)	—	—		—

Net other expense	(23,064)	(1,351)		(21,713)	(959)		(22,672)

Income (loss) before taxes	(8,340)	(2,260)		(6,080)	(2,728)		(8,808)
Income tax expense (benefit)	1,035	—		1,035	(542	)(q)	493

Net loss	$(9,375)	$(2,260)		$(7,115)	$(2,186)		$(9,301)

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

SBARRO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FORTY WEEKS ENDED OCTOBER 8, 2006

(In thousands)

	Historical	Withdrawn Assets Adjustments(1)		Excluding Withdrawn Assets	Transactions Adjustments(2)		Pro Forma
Revenues:
Restaurant sales	$240,128	$192	(e)	$239,936	$—		$239,936
Franchise related income	10,678	—		10,678	—		10,678
Real estate and other	5,063	1,741	(f)	3,322	—		3,322

Total revenues	255,869	1,933		253,936	—		253,936
Costs and expenses:
Cost of food and paper products	46,428	93	(e)	46,335	—		46,335
Payroll and other employee benefits	65,736	188	(e)	65,548	—		65,548
Other operating costs	87,131	46	(e)	87,085	—		87,085
Depreciation and amortization	12,371	466	(e),(f)	11,905	1,000	(m)	12,905
General and administrative	23,194	3,434	(f),(g)	19,760	769	(n)	20,529
Asset impairment, restaurant closings/remodels and loss on sale of other concepts restaurant	474	—		474	—		474

Total costs and expenses	235,334	4,227		231,107	1,769		232,876
Operating income	20,535	(2,294)		22,829	(1,769)		21,060

Other (expense) income:
Interest expense	(23,782)	(1,084	)(f)	(22,698)	(900	)(o),(p)	(23,598)
Interest income	2,001	—		2,001	—		2,001
Equity in net income (loss) of unconsolidated affiliates	153	153	(c),(d)	—	—		—

Net other expense	(21,628)	(931)		(20,697)	(900)		(21,597)

Income (loss) before income taxes	(1,093)	(3,225)		2,132	(2,669)		(537)
Income tax expense (benefit)	580	—		580	(174	)(q)	406

Net income (loss)	$(1,673)	$(3,225)		$1,552	$(2,495)		$(943)

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL DATA

(1)	Reflects the following Withdrawn Assets Adjustments:

(a)	To reflect the withdrawal of the investment interests in 401 Broadhollow Realty Corp., 401 Broadhollow Fitness Center Corporation and the Sbarro Cafe.

(b)	To reflect the withdrawal of a parcel of undeveloped real property located in East Northport, New York with a book value of $0.8 million.

(c)	To reflect the withdrawal of the investment interests in Boulder Creek Ventures LLC and Boulder Creek Holdings LLC which own a 40% interest in a joint venture that operates 15 steakhouses under “Boulder Creek” and other names with a book value of $4.6 million.

(d)	To reflect the withdrawal of the investment interest in Two-Mex SS Inc., which owns a 50% interest in a joint venture that operates two tex-mex restaurants with a negative book value of $(0.4) million.

(e)	To reflect the withdrawal of the operating results of the Sbarro Cafe.

(f)	To reflect the withdrawal of the operating results of 401 Broadhollow Realty Corp. and 401 Broadhollow Fitness Center Corp. including the interest expense related to the mortgage.

(g)	To reflect the elimination of cost and expenses relating to the offices of Mario Sbarro, Joseph Sbarro and Anthony Sbarro including salaries, bonus, benefits, payroll taxes, travel and entertainment.

(2)	Reflects the following Transactions Adjustments:

(a)	To record the purchase price of $466.0 million, which includes the Seller Equity, the common equity contribution from Sponsors, borrowings under our Senior Credit Facilities and the issuance of notes offered hereby.

(b)	To record the repayment of a majority of shareholder loans.

(c)	To record the repayment of 11% Notes and the prepayment premium of $4.7 million.

(d)	To record cash due to shareholders.

(e)	To record Sellers’ estimated transaction costs which include:

Paid by Shareholders:
Investment bank fees	$3,600
Professional fees	636
Tender cost for 11% Notes	1,000

$5,236

Paid by Company from cash due to Shareholders:
Sbarro executive compensation related to the Transactions	$38,264
Director compensation related to the Transactions	2,647

$40,911

(f)	To record deferred taxes resulting from the difference between the tax and book basis when fair value of the Acquisition was booked for purchase accounting under GAAP. (Predominately resulting from intangible assets referred to in notes (2)(g) and (2)(j)).

(g)	Represents the adjustment to reflect the fair value of the trademark intangible asset. The adjustment is based on preliminary estimates allocated to trademarks based on presently available information and on certain assumptions that we believe are reasonable; however, actual recording of the Acquisition will be based upon appraisals, evaluations and estimates of fair values. Trademarks are deemed to be indefinite lived intangible assets which will not be amortized in the future, rather tested annually for impairment under the provisions of FAS 142.

(h)	To write-off deferred rent resulting from the Acquisition as the acquiring entity will amortize the remaining scheduled operating lease commitments over the remaining lease periods on a straight-line basis, beginning with the date of acquisition. It has been assumed that all operating leases are at fair value and that any effect on the straight-line rent expense to the pro forma income statement is not material.

(i)	To eliminate historical goodwill of Sbarro.

(j)	Represents the adjustment to reflect the fair value of the franchise agreement intangible asset. The adjustment is based on preliminary estimates allocated to franchise agreements based on presently available information and on certain assumptions that we believe are reasonable; however, actual recording of the Acquisition will be based upon appraisals, evaluations and estimates of fair values. The intangible assets relating to franchise agreements have definite lives and will be amortized using a method that reflects the pattern in which the economic benefit of the assets will be consumed in the future.

(k)	To eliminate the unamortized deferred financing fees for the 11% Notes that will be repurchased.

(l)	To eliminate the shareholders’ equity of Sbarro after giving effect to pro forma adjustments.

(m)	To record amortization of intangible assets. (See note (2)(j)).

(n)	To record the annual management fee to Sponsors.

(o)	To eliminate the interest expense resulting from the repayment of the 11% Notes.

(p)	To record the interest expense resulting from the issuance of the notes offered hereby and the borrowings under the Senior Credit Facilities. In determining pro forma interest expense, we have assumed certain interest rates on our new indebtedness and assumed LIBOR is 5.36%, the LIBOR rate as of January 4, 2007. A 0.025% increase or decrease in the weighted average interest rate applicable to our indebtedness outstanding under the Senior Credit Facilities and the notes offered hereby would change pro forma interest expense and net income by $75,000 and $46,000, respectively, for the year ended January 1, 2006, $58,000 and $35,000, respectively, for the forty weeks ended October 9, 2005 and $58,000 and $35,000, respectively, for the forty weeks ended October 8, 2006.

(q)	To record the tax effect of interest expense and the change in the effective tax rate from a Subchapter S filing status to a C Corporation filing status.

(r)	To reverse accrued expenses relating to a long term executive bonus payment no longer due after consummation of the Transactions.

(s)	Based on information presently available, we assume our net book value of property and equipment approximates fair value and will become the new basis.

(3)	Goodwill was calculated as follows:

Total purchase price		$466,000
Less repayment of 11% Notes		(255,000)

Shareholders’ equity acquired, before adjustments	56,296

Write-offs relating to debt (see note (2)(k))	(3,833)
Write-offs of deferred rent (see note (2)(h))	9,872
Reverse accrued expenses (see note (2)(r))	1,325
Elimination of historical goodwill of Sbarro (see note (2)(i))	(9,204)
Estimated trademark value increase (see note (2)(g))	104,084
Tax effect of intangibles (see note (2)(f))	(129,756)
Estimated franchise agreement intangible (see note (2)(j))	30,000
Transaction costs paid by Company from cash to shareholders (see note (2)(e))	(40,911)
Transaction costs paid by shareholders (see note (2)(e))	(5,236)
Deferred financing costs (see note (2)(a))	11,600
Elimination of Sbarro shareholder equity (see note (2)(l))	81
Dividend to shareholders (see note (2)(d))	(7,855)

	(39,833)

Shareholder’s equity after pro forma adjustments		16,463

Goodwill		$194,537